EXHIBIT 99.1

Ionix Technology, Inc. Announced Appointment of New Members to its Board of Directors

SHENZHEN, China, Jan 24, 2019 /PRNewswire/ -- Ionix Technology, Inc. ("IINX", same as ticker symbol), announced today that Mr. Bailiang Yang has been appointed as the chairman of the board of directors, and Mr. Jialin Liang and Ms. Xuemei Jiang have been appointed as members of the board of directors.

Mr. Yang, holds a doctorate of engineering at the Institute of Multidisciplinary Research for Advanced Materials at Tohoku University in Japan. Prior to joining Ionix Mr. Yang served as director of Liquid Crystal Research Office of Changchun Institute of Optics, Fine Mechanics Physics, at the Chinese Academy of Sciences, Vice-general Manager of Electronic Group of Jilin Province, Technical Director & Vice President at Huayu Guanggu Co., Ltd, Vice-general manager of Dalian Daxian Co., Ltd, and General Manager of Dalian Bike New Energy Technology Development Co., Ltd.

Mr. Liang holds a degree in Micro-electronics from Nankai University. Prior to joining Ionix, Mr. Liang served as general manager of Jilin Zijing Electronics Co., Ltd and general manager of Changchun Fangguan Electronics Technology Co., Ltd.

Prior to joining Ionix, Ms. Jiang financial controller of Jilin Zijing Electronics Co., Ltd and vice-general manager of Changchun Fangguan Electronics Technology Co., Ltd.

“The first TFT LCD screen in China was developed by Dr. Bailiang Yang and his team, he is considered to be one of the founders of LCD technology in China. Dr. Yang has presided over many major scientific research projects of the Chinese Academy of Sciences and is a forerunner and authoritative expert in the field of photoelectric display and smart energy,” said Yubao Liu, Chief Executive Officer ofIonix said. “Ionix is glad to see Dr. Baiyang Liang join our company and the board of directors. We believe that Dr. Yang is able to bring his outstanding talents, successful experience and professional knowledge in the field of photoelectric display and smart energy , and help us expand market share and create enormous value for our shareholders, partners and staff. Mr. Liu further stated, "I feel very honored to work with the new members of the board. Their addition will help us boost and improve the competitiveness of Ionix in the market, continue to gain sustainable development momentum in various industries, and obtain greater benefits and broader development opportunities. Ionix will achieve a new leap forward in 2019."

“For the past few years, as a comprehensive listed company integrating research and development, production, design, popularization and application, testing, international trading and industrialization management, Ionix has always been on the forefront of the industry and has been taking a leading place in the market full of opportunities,” said Dr. Yang. “I am pleased to join the board of directors of Ionix, and look forward to working together with the board of directors and executive team of Ionix to provide more cost-effective product solutions for global users, accelerate growth and profitability for shareholders and continue to consolidate our leadership in the market.

About Ionix Technology, Inc.

Cambridge Projects Inc. was formed in March, 2011. On February 4th 2016, with approval of Securities and Exchange Commission (SEC) in connection with Financial Industry Regulatory Authority (FINRA), the company amended its name from "Cambridge Projects Inc." to "Ionix Technology, Inc." (IINX) through restructuring and is based in New York. IINX through its two subsidiaries, Well Best International Investment Limited and Welly Surplus International Limited,initially invest in four operating subsidiaries namely Shenzhen Baileqi Electronic Technology Co., Ltd, Lisite Science Technology (Shenzhen) Co., Ltd, Changchun Fangguan Photoelectric Display Technology Co., Ltd and Dalian Shizhe New Energy Technology Co., Ltd. On December 27, 2018, Changchun Fangguan Phototoelectric Display Technology Co., Ltd , which is a wholly owned subsidiary of IINX, officially announced that it has entered into VIE transaction documents with Changchun Fangguan Electronics Technology Co., Ltd, and obtained its de facto control. IINX has not only converged a range of various products, includes intelligent electronic devices, on-board hydrogen fuel batteries and photoelectric display, but also has achieved a multi-industrial combination across high-end materials, micro-electronics, fine chemicals, modern optics and so forth.

To learn more, please visit our new website: www.iinx-tech.com.

Safe Harbor Statement

Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the Company's future performance. Forward-looking statements are statements not based on historical information and necessarily based upon estimates and assumptions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy or other developments. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, uncertainties and contingencies, many of which are beyond our control and these expectations may prove to be incorrect. We caution readers and investors regarding certain forward looking statements in the press release and they should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those expressed in these forward-looking statements as a result of a variety of factors, including those discussed in the periodic reports that are filed with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. The Company disclaims any obligation to update these forward-looking statements except as required by law.

For more information, please contact:

Yubao Liu
+86-159-4540-0218
Email: liuyubao11_iinx@163.com